Exhibit 10.10

ASSUMPTION AND JOINDER AGREEMENT
TO
REORGANIZATION AGREEMENT

This ASSUMPTION AND JOINDER AGREEMENT TO REORGANIZATION AGREEMENT is made and entered into as of April 15, 2019 (the “Assumption and Joinder Agreement”), by and among Expedia Group, Inc., a Delaware corporation (“Parent”), Liberty Expedia Holdings, Inc., a Delaware corporation (the “Company”), and Qurate Retail, Inc., a Delaware corporation (f/k/a Liberty Interactive Corporation) (“Qurate Retail”).  Capitalized terms used but not defined herein will have the meaning ascribed thereto in the Merger Agreement (as defined below).

W I T N E S S E T H

WHEREAS, Qurate Retail and the Company are parties to the Reorganization Agreement, dated as of October 26, 2016 (the “Reorganization Agreement”);

WHEREAS, simultaneously with the execution of this Assumption and Joinder Agreement, Parent, LEMS II Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), LEMS I LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger LLC”), and the Company are entering into the Agreement and Plan of Merger, dated as of April 15, 2019 (as amended pursuant to its terms, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving the Merger, and (ii) immediately following the Merger, the Company as the surviving corporation in the Merger and a wholly owned subsidiary of Merger LLC, will merge with and into Merger LLC (the “Upstream Merger”), with Merger LLC surviving the Upstream Merger (the “Surviving Company”); and

WHEREAS, in connection with the Merger Agreement and the transactions contemplated thereby, Parent is entering into this Assumption and Joinder Agreement, pursuant to which Parent agrees, effective only upon (and subject to the occurrence of) the Closing, to be bound by and perform all of the covenants and agreements made by the Company (and the Surviving Company) under the Reorganization Agreement and to be jointly and severally liable with the Company (and the Surviving Company) for all of the obligations and liabilities of the Company (and the Surviving Company) under the Reorganization Agreement (the “Assumed Obligations”), and Qurate Retail agrees, effective only upon (and subject to the occurrence of) the Closing, that Parent shall be entitled to exercise and enforce all of the rights of the Company (and the Surviving Company) under the Reorganization Agreement (the “Assumed Rights”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties to this Assumption and Joinder Agreement hereby agree, effective only as of (and subject to the occurrence of) the Closing, as follows:

Section 1.          Assumption and Joinder.

(a)  Parent hereby agrees, effective only as of (and subject to the occurrence of) the Closing, (i) to be bound by, perform and observe, the Assumed Obligations and (ii) to be jointly and severally liable with the Company (and the Surviving Company) for all of the Assumed Obligations.

(b)  Qurate Retail hereby agrees, effective only as of (and subject to the occurrence of) the Closing, that Parent, together with the Company (and the Surviving Company), shall be entitled to exercise and enforce all of the Assumed Rights.

(c)  Effective only as of (and subject to the occurrence of) the Closing, if Parent or any of its successors or assigns shall (i) consolidate with, or merge with or into, any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties or assets to any Person (including, for the avoidance of doubt, by cancelling or otherwise eliminating all or substantially all of its properties or assets), then, in each case, Parent or its successors or assigns shall take such action as may be necessary so that such Person (and its successors and assigns) shall assume all of the applicable obligations and be entitled to all of the applicable rights set forth in the Reorganization Agreement and this Assumption and Joinder Agreement.

(d) Effective only as of (and subject to the occurrence of) the Closing, if Qurate Retail or any of its successors or assigns shall (i) consolidate with, or merge with or into, any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties or assets to any Person (including, for the avoidance of doubt, by cancelling or otherwise eliminating all or substantially all of its properties or assets), then, in each case, Qurate Retail or its successors or assigns shall take such action as may be necessary so that such Person (and its successors and assigns) shall assume all of the applicable obligations and be entitled to all of the applicable rights set forth in the Reorganization Agreement and this Assumption and Joinder Agreement.

Section 2.          Acceptance by Qurate Retail.  Qurate Retail hereby accepts this Assumption and Joinder Agreement, and acknowledges and agrees that, effective only as of (and subject to the occurrence of) the Closing, Parent shall be deemed a party to the Reorganization Agreement on the terms set forth herein and therein.

Section 3.          Effect on the Reorganization Agreement.  Nothing in this Assumption and Joinder Agreement is intended to constitute, or shall constitute, an amendment, alteration or modification of the Reorganization Agreement in any respect, and Qurate Retail and the Company (and following the Upstream Effective Time, the Surviving Company) shall continue to be bound by each and every covenant, agreement, term, condition, obligation, duty and liability of the Qurate Retail and Company, respectively, contained therein.

Section 4.          Notices.  All notices and other communications to Parent or, following the Closing, the Company under the Reorganization Agreement shall be in writing and shall be delivered in person, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered in person, or when so received by facsimile or courier, or, if mailed, three (3) calendar days after the date of mailing, as follows:

Expedia Group, Inc.
333 108th Ave NE
Bellevue, WA 98004
Attn:	Chief Legal Officer
Email:	Separately provided
Facsimile:	Separately provided

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn:	Andrew J. Nussbaum
Edward J. Lee
Email:	AJNussbaum@wlrk.com
EJLee@wlrk.com
Facsimile:	(212) 403-2000

Section 5.          Binding Effect; Assignment.  This Assumption and Joinder Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Assumption and Joinder Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.  Any assignment in violation of the preceding sentence shall be void.

Section 6.          Governing Law; Jurisdiction.  This Assumption and Joinder Agreement and the legal relations among the parties hereto will be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts made and performed wholly therein, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of the laws of any other jurisdiction.  Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Assumption and Joinder Agreement, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Assumption and Joinder Agreement, and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Assumption and Joinder Agreement or the matters contemplated hereby in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Assumption and Joinder Agreement (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with Section 4 and this Section 6, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Assumption and Joinder Agreement or the subject matter hereof may not be enforced in or by such courts.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4 or Section 7.3 of the Reorganization Agreement shall be deemed effective service of process on such party.  EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSUMPTION AND JOINDER AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

Section 7.          Termination/Amendment.  If the Merger Agreement is terminated in accordance with its terms without the Closing having occurred, effective upon such termination, this Assumption and Joinder Agreement shall automatically terminate and immediately cease to be of any further force and effect, and no party hereto will thereafter have any rights or obligations hereunder.  This Assumption and Joinder Agreement may also be amended, modified or terminated by mutual consent of the parties hereto in a written instrument.

Section 8.          Counterparts.  This Assumption and Joinder Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. This Assumption and Joinder Agreement may be delivered by facsimile transmission of a signed copy thereof.

Section 9.          Severability.  Any provision of this Assumption and Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Upon a determination that any provision of this Assumption and Joinder Agreement is prohibited or unenforceable in any jurisdiction, the parties shall negotiate in good faith to modify this Assignment and Joinder Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 10.        Amendments; Waivers.  Any provision of this Assumption and Joinder Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.  Any consent provided under this Assumption and Joinder Agreement must be in writing, signed by the party against whom enforcement of such consent is sought.

Section 11.          Headings.  The headings contained in this Assumption and Joinder Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Assumption and Joinder Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assumption and Joinder Agreement as of the day and year first above written.

EXPEDIA GROUP, INC.

By:	/s/ Mark D. Okerstrom
Name: Mark D. Okerstrom
Title: President and Chief Executive Officer

LIBERTY EXPEDIA HOLDINGS, INC.

By:	/s/ Christopher W. Shean
Name: Christopher W. Shean
Title: President and Chief Executive Officer

QURATE RETAIL, INC.

By:	/s/ Albert E. Rosenthaler
Name: Albert E. Rosenthaler
Title: Chief Corporate Development Officer

[Signature Page to Reorganization Agreement Assumption and Joinder Agreement]